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                                                                   Exhibit 10.29

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of October 22, 1998 (the "Effective Date"), by and between MSI/EAGLE SUPPLY, INC., a Delaware corporation (the "Employer,") and GARY L. HOWARD, an individual resident of Texas (the "Executive").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, the Employer is acquiring, pursuant to that certain Asset Purchase Agreement by and between, inter alia, the Employer, as buyer, Masonry Supply, Inc., a Texas corporation (the "Seller") as seller, and the Executive, as shareholder of Seller, dated October 22, 1998 (the "Asset Purchase Agreement"), substantially all of the assets of the Seller, including the Seller's business operations at four primary business locations in Texas (the "Acquired Business").

     B. The Executive is the sole shareholder of the Seller and is currently the Seller's president and chief executive officer. The Executive will benefit substantially from the transaction set forth in the Asset Purchase Agreement.

     C. The Employer wishes to obtain the Executive's continued experience and expertise with the Acquired Business and wishes to employ the Executive as president of the Employer.

     D. The Executive wishes to accept such employment upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

     "Confidential Information"--any and all:

         (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, designs, graphs, drawings, inventions and ideas, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, and any other information, however documented, that is a trade secret under New York or Texas law; and



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         (b) information concerning the business and affairs of the Employer and the Acquired Business (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

         (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

     "Employee Invention" --any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

     "person" --any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

2.   EMPLOYMENT TERMS AND DUTIES

     2.1 Employment

     The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

     2.2 Term

     Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement (the "Employment Period") shall commence on the Effective Date and continue through June 30, 2003.

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     2.3 Duties

     The Executive will serve as a senior executive officer of the Employer and have such duties and title(s) as are assigned or delegated to the Executive by the board of directors of the Employer (the "Board of Directors") and will initially serve as president of the Employer. The Executive will devote his entire time, attention, skill and energy during normal business hours exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. If the Executive is elected as a director of the Employer or as a director or officer of any of its affiliates, the Executive agrees to serve as such and will fulfill his duties as a director or officer without additional compensation.

3.   COMPENSATION

     3.1 Salary

     The Executive will be paid an annual salary of $260,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices as they may be revised from time to time at the Employer's discretion, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually and may be adjusted upward or downward in the sole discretion of the Board of Directors, but in no event will the Salary be less than $260,000.00 per year.

     3.2 Benefits

     The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

     3.3 Key Man Insurance

     The Employer shall obtain and maintain at all times during the Employment Period one or more life insurance policies on the life of the Executive ("Key Man Insurance") for the benefit of, and payable to, the Employer for the aggregate amount not less than the sum of (i) $2,000,000.00 plus (ii) the unpaid principal balance from time to time of the Promissory Note, as defined in
Section 2.1(a) of the Asset Purchase Agreement (the "Note") as such principal balance may be adjusted or reduced in accordance with the terms of the Asset Purchase Agreement and the Note. In the event of the death of the Executive, such portion of the proceeds of the Key Man Insurance equal to the then unpaid principal balance of the Note, together with all accrued and unpaid


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interest thereon, shall be paid to the Seller as payment in full of the Note, immediately upon the receipt of such proceeds by the Employer.

     3.4 Disability Insurance

     The Employer shall obtain and maintain at all times during the Employment Period disability insurance on the Executive ("Disability Insurance") which shall provide the Executive with disability income up to the amount of $20,000.00 per month through June 30, 2003 in the event of the total disability of the Executive (as defined under the Disability Insurance policy). The Executive agrees to submit to any medical examination(s) and provide any information and documents reasonably necessary for the Employer to obtain any insurance required by this Agreement, including, without limitation, the Key Man Insurance and the Disability Insurance. Notwithstanding the foregoing, the Employer's obligation to obtain the Disability Insurance shall be contingent on its ability to obtain the Disability Insurance on standard (or better) rates generally prevailing in Texas for disability insurance with similar benefits on persons of an age similar to the Executive's age. The Executive represents and warrants that he is in good health and is insurable at such standard (or better) rates.

4.   FACILITIES AND EXPENSES

     The Employer will furnish the Executive with office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable out-of-pocket expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's expense reimbursement policies as they may be revised from time to time at the Employer's discretion.

5.   VACATIONS AND HOLIDAYS

     The Executive will be entitled to paid vacation in accordance with the vacation policies of the Employer in effect for its executive officers as may be changed from time to time by the Employer. Vacation must be taken by the Executive at a time mutually convenient to the Employer and the Executive. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies.



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6.   TERMINATION

     6.1 Events of Termination

     The Employment Period, the Executive's Salary and Benefits, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

     (a) upon the death of the Executive (other than the right to require the prepayment of the Note in accordance with Section 3.3);

     (b) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from the Employer to the Executive;

     (c) for cause (as defined in Section 6.3) at the option of the Employer, immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

     (d) for good reason (as defined in Section 6.4) upon not less than thirty days= prior notice from the Executive to the Employer.

     6.2 Definition of "Disability"

     For purposes of Section 6.1(b), the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 6.2. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 6.2 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6.2, for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.



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6.3  Definition of "For Cause"

     For purposes of Section 6.1(c), the phrase "for cause" means: (a) the Executive's material breach of this Agreement which breach continues for more than thirty (30) days after notice thereof has been received by the Executive from the Board of Directors; (b) the Executive's failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity shall not exceed thirty (30) days); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment for more than six (6) months is a possible punishment.

     If the Executive commits an act described in Sections 6.3 (a), (b), (c),
(d) or (e) and the Employer elects to terminate the Executive's employment, Buyer shall be relieved of its obligation to make any of the contingent purchase price payments required by Section 2.4(a) of the Asset Purchase Agreement subsequent to the date of such termination.

     6.4 Definition of "For Good Reason"

     For purposes of Section 6.1(d), the phrase "for good reason" means any of the following: (a) the Employer's material breach of this Agreement which breach continues for more than thirty (30) days after notice has been received by the Employer; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than a senior executive officer of the Employer; or (c) the Employer's material breach of the Asset Purchase Agreement which breach continues for more than thirty (30) days after notice has been received by the Employer.

     6.5 Termination Pay

     Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.5 and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate.



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Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

     (A) Termination by the Executive for Good Reason. If the Executive terminates this Agreement for good reason, the Employer will pay the Executive the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective.

     (B) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective.

     (C) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive's disability, as determined under Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective.

     (D) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs.

     (E) Benefits. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding the foregoing, unless termination is pursuant to Section 6.5(B) or (D) above, the Employer shall continue, at its sole cost, the Executive's medical insurance for
(i) six (6) months after termination, or (ii) through June 30, 2003, whichever is shorter.

7.   NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

     7.1 Acknowledgments by the Executive

     The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a


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substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the Employer has required that the Executive make the covenants in this Section 7 as a condition to its purchase of the Acquired Business; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

     7.2 Agreements of the Executive

     In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

     (A) Confidentiality.

         (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

         (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under New York, Texas and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

           (iii) None of the obligations and restrictions set forth in Sections 7.2(A)(i) or 7.2(A)(ii) applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

         (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items and other forms or media containing


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     Confidential Information in the Executive's possession or subject to the
     Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     (B) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, specially commissioned works, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

         (i)  disclose to the Employer in writing any Employee Invention;

         (ii) assign to the Employer or to a party designated by the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

         (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

         (iv) sign all other papers necessary to carry out the above obligations; and

         (v) give testimony and render any other assistance in support of the Employer's rights to any Employee Invention.

     7.3 Disputes or Controversies

     The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.



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8.   NON-COMPETITION AND NON-INTERFERENCE

     8.1 Acknowledgments by the Executive

     The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business and that of its affiliated companies, including, without limitation, TDA Industries, Inc., Eagle Supply, Inc. and JEH/Eagle Supply, Inc. (together with the Employer and any other affiliate of the Employer, the "Eagle Companies") is currently regional in scope but may become national in scope and its products are currently marketed in six or more regions (with distribution facilities currently located in nine states) but may in the future be marketed throughout the United States; (c) the Eagle Companies compete with other businesses that are or could be located in any part of the United States; (d) the Employer has required that the Executive make the covenants set forth in this Section 8 as a condition to the Employer's purchase of the Acquired Business and the employment of the Executive hereunder; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Eagle Companies' business.

     8.2 Covenants of the Executive

     In consideration of the acknowledgments by the Executive, and in consideration of the Salary, Benefits and other compensation to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period (as defined below), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business which sells products or services which are similar to the types of products or services sold by the Employer in any state in which the Employer's products at that time (or anytime thereafter during the Post-Employment Period) are sold, marketed or distributed, whether directly, through the other Eagle Companies, or through independent third parties; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period and the Post-Employment Period, solicit business of the same or similar type being


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     carried on by the Employer or any of the other Eagle Companies, from any person known by the Executive to be a customer prior to or during the Employment Period of the Employer or any of the other Eagle Companies, whether or not the Executive had personal contact with such person during and by reason of the Executive's employment with the Employer;

         (c) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period or the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer or any of the other Eagle Companies at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer or any of the other Eagle Companies to terminate his employment with the Employer of any of the other Eagle Companies; or (ii) at any time during the Employment Period or the Post Employment Period, interfere with the relationship of the Employer or any of the other Eagle Companies with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer or any of the other Eagle Companies; or

         (d) at any time during or after the Employment Period, disparage the Employer or any of the other Eagle Companies or any of their shareholders, directors, officers, employees, or agents.

For purposes of this Section 8.2, the term "Post-Employment Period" means the two-year period beginning on the date of termination of the Executive's employment with the Employer.

     If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic or market area, and such lesser scope, time, or geographic or market area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

     The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

     The Executive will, while the covenants under this Section 8.2 are in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.


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     The Executive and the Employer acknowledge that the purchase price for the
Acquired Business, as set forth in the Asset Purchase Agreement, was based in part on the Executive's and Seller's commitment not to compete with the Eagle Companies as provided herein and in the Asset Purchase Agreement. Accordingly, if the Executive or Seller violates the provisions of this Section 8.2 or the provisions of Section 11 of the Asset Purchase Agreement, in addition to any of Buyer's other rights and remedies provided herein or in the Asset Purchase Agreement, Buyer shall be relieved of its obligation to make any of the contingent purchase price payments required by Section 2.4(a) of the Asset Purchase Agreement subsequent to the date of such violation.

9.   GENERAL PROVISIONS

     9.1 Injunctive Relief and Additional Remedies

     The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this
Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.

    9.2  Covenants of Sections 7 and 8 are Essential and
         Independent Covenants

     The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement and the Asset Purchase Agreement, and without the Executive's agreement to comply with such covenants, the Buyer would not have purchased the Acquired Business under the Asset Purchase Agreement and the Employer would not have entered into this Agreement or employed the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted, and intended to be conducted, by the Employer and the other Eagle Companies.

     The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise will not excuse the Executive's breach of any covenant in
Section 7 or 8.


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     If the Executive's employment hereunder expires or is terminated, this
Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

     9.3 Representations and Warranties by the Executive

     The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

     9.4 Obligations Contingent on Performance

     The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's substantial performance of the Executive's obligations hereunder.

     9.5 Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     9.6 Binding Effect; Delegation of Duties Prohibited

     This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

     9.7 Notices

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     If to Employer:       MSI/Eagle Supply, Inc.
                           c/o TDA Industries, Inc.
                           122 East 42nd Street, Suite 1116
                           New York, NY  10168
                           Attention:  Douglas P. Fields,
                           Chief Executive Officer

     With a copy to:       Carlton, Fields, Ward, Emmanuel,
                           Smith & Cutler, P.A.
                           P.O. Box 3239
                           Tampa, Florida 33601
                           (if by mail)

                                or

                           One Harbour Place, 5th Floor
                           Tampa, Florida 33602
                           (if by hand delivery)
                           Attention:  Nathaniel L. Doliner,
                           Attorney at Law


     If to the Executive:  20 Woodland Court
                           Mansfield, Texas  76063

     With a copy to:       Raymond Meeks, Esq.
                           Attorney at Law
                           1000 N. Walnut Creek Drive
                           Suite C
                           Mansfield, Texas 76063


     9.8 Entire Agreement; Amendments

     This Agreement, the Asset Purchase Agreement, and the documents executed in connection with the Asset Purchase Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

     9.9 Governing Law

     This Agreement shall be governed by the law of the State of New York without regard to its conflicts of laws principles except to the extent an action may be brought to enforce any of the protective covenants set forth in
Section 8 of this Agreement. In order to simplify any such legal proceedings, which likely would require review of the law of the forum jurisdiction to ensure that enforcement is appropriate as a matter of public policy, it is agreed that notwithstanding principles of conflicts of law otherwise requiring a different result, the law of the state in which the enforcement action is filed shall govern construction and enforcement of such protective covenants.

     9.10 Jurisdiction; Waiver of Jury Trial

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of New York in New York County, New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, or the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties agree to accept service of process by certified mail, or such other means as permitted for the giving of notices hereunder. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. THE PARTIES HERETO ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT.

9.11 Section Headings; Construction

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     9.12 Severability

     If any provision of this Agreement is held invalid or unenforceable in any jurisdiction by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect in such jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     9.13 Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



WITNESSES:                       EXECUTIVE:

[illegible]
------------------------

[illegible]                      /s/ Gary L. Howard
------------------------         ----------------------
                                 GARY L. HOWARD

                                 EMPLOYER:

                                 MSI/EAGLE SUPPLY, INC.,
                                 a Delaware corporation



                                 By: /s/ Douglas P. Fields, CEO
                                     -----------------------------
                                     Douglas P. Fields
                                     Chief Executive Officer


           ACKNOWLEDGED AND AGREED TO, this 22nd day of October, 1998.


                                 MASONRY SUPPLY, INC.,
                                 a Texas corporation



                                 By: /s/ Gary L. Howard, Pres.
                                     --------------------------------
                                     Gary L. Howard
                                     President